Exhibit (8)(f)


                     STATE STREET RESEARCH SECURITIES TRUST
                              One Financial Center
                        Boston, Massachusetts 02111-2690


                                                                August 19, 1996


State Street Research
  Investment Services, Inc.
One Financial Center
Boston, Massachusetts 02111-2690


Gentlemen:

         This letter is to confirm to you that State Street Research Securities Trust (the "Trust") has created a new series of shares to be known as State Street Research Strategic Income Fund (the "Fund"), and that pursuant to the First Amended and Restated Shareholders' Administrative Services Agreement between the Trust and you dated as of November 3, 1993 (the "Agreement"), you will provide shareholders' administrative services for the Fund. Pursuant to this Letter Agreement, Appendix A to the Agreement is hereby revised in its entirety to reflect the addition of the Fund and reads as attached.

         Please indicate your acceptance of this responsibility in accordance with the terms of the Agreement by signing this letter as indicated below.

         The term "State Street Research Securities Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement dated January 25, 1994 ("Master Trust Agreement") as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by a duly authorized officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and that no other fund shall be responsible for the same.



                                            STATE STREET RESEARCH
                                            SECURITIES TRUST


                                            By: /s/ Ralph F. Verni
                                                    ---------------------------
                                                    Ralph F. Verni
                                                    President


ACCEPTED AND AGREED TO:

STATE STREET RESEARCH
  INVESTMENT SERVICES, INC.


/s/ C. Troy Shaver, Jr.
    ---------------------------
    C. Troy Shaver, Jr.
    President

                                   APPENDIX A

State Street Research Equity Trust
         State Street Research Capital Appreciation Fund
         State Street Research Equity Investment Fund
         State Street Research Equity Income Fund
         State Street Research Global Resources Fund

State Street Research Financial Trust
         State Street Research Government Income Fund
         State Street Research Strategic Portfolios: Aggressive
         State Street Research Strategic Portfolios: Conservative
         State Street Research Strategic Portfolios: Moderate

State Street Research Income Trust
         State Street Research High Income Fund
         State Street Research Government Securities Fund
         State Street Research Managed Assets

State Street Research Money Market Trust
         State Street Research Money Market Fund

State Street Research Tax-Exempt Trust
         State Street Research Tax-Exempt Fund
         State Street Research California Tax-Free Fund
         State Street Research Florida Tax-Free Fund
         State Street Research Massachusetts Tax-Free Fund
         State Street Research New York Tax-Free Fund
         State Street Research Pennsylvania Tax-Free Fund
         State Street Research Texas Tax-Free Fund
         State Street Research Virginia Tax-Free Fund

State Street Research Capital Trust
         State Street Research Capital Fund
         State Street Research Small Capitalization Growth Fund
         State Street Research Small Capitalization Value Fund

State Street Research Exchange Trust
         State Street Research Exchange Fund

State Street Research Growth Trust
         State Street Research Growth Fund

State Street Research Master Investment Trust
         State Street Research Investment Trust

State Street Research Securities Trust
         State Street Research Intermediate Bond Fund
         State Street Research Strategic Income Fund